Exhibit 99.6

                           Master Facilities Agreement

     This Master Facilities Agreement ("Agreement") by and between MCI WorldCom Network Services, Inc., a Georgia corporation with offices at 500 Clinton Center Drive, Clinton, Mississippi ("WorldCom", which term includes WorldCom affiliates), and Digex, Inc., a Delaware corporation, with offices at One Digex Plaza, Beltsville, Maryland ("Digex", which term includes Digex affiliates), is entered into as of January 1, 2001 ("Effective Date"). Each of WorldCom and Digex are referred to as a "Party" and collectively as the "Parties".

     WHEREAS, WorldCom owns or controls certain WorldCom data centers situated in the locations set forth on Schedule 1 and in the future will make available additional data centers (as defined below, each a "Facility", collectively, the "Facilities") and desires to grant Digex a license to use space ("Space") and related Ancillary Services (as defined on Schedule 1) in WorldCom's Facilities; and

     WHEREAS, Digex desires to purchase such a license on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the foregoing premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

     1. Scope of this Agreement. Under this Agreement, WorldCom will sell and Digex will purchase the right to use Space and connections from the Space to a WorldCom Internet Protocol network hub ("Internet Transit Bandwidth"), and related services in one or more WorldCom data centers either set forth on Schedule 1 or as made available by WorldCom after the Effective Date (as defined above, a "Facility", collectively, the "Facilities") for the purpose of supporting customers purchasing managed hosting services. The term Space shall include Rack Space, Additional Space, Ancillary Services and Onsite Technical Support Services as described in Schedule 1. This Agreement does not include provision of Internet connections to Digex-owned or operated data centers, which is provided under the terms of the UUdirect Multi-Megabit Agreement executed on October 18, 2000, including any amendments ("Bandwidth Agreement").

     2. Facilities Covered. The initial Facilities in which Digex has agreed to purchase Space and Internet Transit Bandwidth ("Current Facilities"), and the pricing associated with each, are listed in
          Schedule 1. Digex may obtain Space and Internet Transit Bandwidth in the Current Facilities and other Facilities in accordance with the terms and procedures outlined in this Agreement. Digex may use Space to install, operate, maintain, and interconnect the Equipment for itself and its managed



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          hosting services customers. Digex shall not use Space to resell colocation services on a standalone basis. Digex may, as a part of its managed web hosting business, enter into channel agreements with technology providers and other customers (that do not compete with WorldCom) and use the Space for such providers and/or customers.

     3.   Minimum Specifications, Acceptance of Space, and Training.

          3.1 WorldCom acknowledges and agrees that Digex has certain minimum data center specifications that it requests its suppliers to meet ("Minimum Specifications") and agrees to use commercially reasonable efforts to meet the Minimum Specifications in any Facility in which Space is offered to Digex.. Digex's current Minimum Specifications are set forth in Schedule 2. Digex acknowledges that not every Facility meets or will meet all of Digex's Minimum Specifications, and accepts that the pricing in
               Schedule 1 reflects the current "as is" specification of each Facility.

          3.2 Digex shall have the right, upon reasonable advance notice, to inspect a Facility to determine whether the Space meets its Minimum Specifications. Alternatively, upon written request by Digex with respect to a given Facility, WorldCom shall certify with respect to which Minimum Specifications such Facility is in compliance. After Space in a Facility has been made available to Digex, Digex can periodically require that WorldCom review whether that Facility continues to meet the specification for that Facility most recently approved by Digex.

          3.3 If further requested by Digex, where such request identifies the specific Minimum Specifications with respect to which Digex wishes to have a Facility not otherwise in compliance with Digex's Minimum Specifications (as identified on Schedule 2) brought into compliance, WorldCom will evaluate, in good faith, the level of capital investment and the specific actions necessary to bring such Facility into compliance with the Minimum Specifications as requested by Digex. WorldCom will share the results of such evaluation with Digex. The Parties will then negotiate in good faith as to the course of action to be taken to bring the Facility into compliance with the Minimum Specifications. The mutually agreed upon results of any such negotiation shall be reduced to writing, and shall specify, in addition to the specific actions to be undertaken, the financial responsibility of each Party for financing such actions. In no event shall Digex have any obligation to invest capital or make any improvements in any Facilities. In no event shall WorldCom have any obligation to invest capital or make any improvements to a Facility under this Section 3.3 where such investment exceeds any additional revenue commitment Digex is willing to make to WorldCom with respect to Digex's use of such Facility, taking into account both Digex direct sales and Digex sales through the World-



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               Com channel. Notwithstanding the foregoing, the parties shall cooperate with each other in WorldCom's efforts to build any new Facilities intended to serve as fully functioning Internet data centers in conformity with the Minimum Specifications and/or in a manner that meets the needs of customers served by each of WorldCom and Digex, including, but not limited to, any WorldCom channel customers.

          3.4 WorldCom will notify Digex at least sixty (60) days in advance of Space in any Facility being made available to Digex ("Availability Date"). Digex may reject Space on the basis that the Space does not meet the Minimum Requirement by notifying WorldCom in writing of its decision at least thirty (30) days prior to the Availability Date. Any such notice rejecting the Space shall state with specificity the Minimum Specifications that have not been met for that Space. If no written notice of rejection is received by the thirty (30th) day prior to the Availability Date the Space shall be deemed accepted.

          3.5 The Parties shall undertake mutual reasonable best efforts to reduce to the point of elimination the need for Digex personnel on-site within a Facility. Digex may temporarily assign a technical support team (the "Digex Site Start-Up Team") to install, deploy, operate and maintain the equipment, systems, and procedures necessary for the provision of Digex managed hosting services in that Facility. The applicable Digex Site Start-Up Team shall (a) train the individuals responsible for WorldCom On-Site Technical Support in the given Facility on all foreseeable technical support that may be required within the Facility after departure of the Digex Site Start-Up Team, (b) develop procedures for the effective performance of this technical support, and (c) perform such technical support on an interim basis to the extent it cannot be performed by WorldCom On-Site Technical Support.

     4. Forecasts. Digex shall submit written forecasts to WorldCom's designated point of contact every month listing the amount of Rack Space and Internet Transit Bandwidth that Digex anticipates requiring in each Facility during the subsequent twelve (12)-month period. These forecasts are non-binding, and shall not obligate Digex to purchase the forecasted Space from WorldCom nor WorldCom to provide the forecasted required Space but are meant to (a) facilitate communications between the Parties; (b) identify potential Space constraints, and (c) allow the Parties to prepare additional Space in advance of Digex's need for such Space to serve customers. The first such forecast is due within five (5) days from the Effective Date. If Digex does not provide a forecast with respect to a Facility, Digex's forecast for such Facility shall be assumed to be no less than the Space requirements set forth in Digex's last forecast. In any event, WorldCom agrees to provide Digex with adequate and sufficient Space to permit Digex to provide services to WorldCom's channel customers.



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     5.   Minimum Revenue Commitment: Provisions relating to the Minimum Revenue
          Commitment owed by Digex to WorldCom shall be set forth in Schedule 1,
          Section 3.



     6.   Term and Termination.

          6.1 This Agreement will continue until December 31, 2003 ("Initial Term"). Either Party shall have the option to request twelve (12) month extensions of the Term ("Extended Term") that may be accepted or rejected by the other Party, subject to the following:

               6.1.1 Each request for an extension of the term must be in writing and shall request an additional extension period of twelve (12) months beginning on January 1. All requests for an extension must be delivered by the requesting Party to the other Party no less than twelve (12) months prior to the expiration of the Initial Term, or subsequent Extended Term. The request shall be granted and the Agreement deemed extended for an additional twelve (12) months unless the other Party delivers to the requesting Party a written rejection of the extension request within 30 days of receiving the notice of request for an extension.

               6.1.2 In the event neither Party requests an extension, or in the event that one Party rejects the proposed extension, the Agreement shall terminate at the end of the Initial Term or any Extended Term;

          6.2 Either Party may immediately terminate this Agreement for Cause. "Cause" will mean the failure of the other Party to cure a breach of a material obligation that is capable of being cured within thirty (30) days under this Agreement within thirty (30) days after receipt of notice from the terminating Party or a commercially reasonable amount of time for any breach that cannot be cured within a thirty (30) day cure period. Such notice will identify the material obligation under this Agreement at issue and the basis for the terminating Party's belief that the non-terminating Party is in breach and will state that, if the non-terminating Party does not cure the breach within the relevant period, the terminating Party will immediately terminate the Agreement for Cause.

          6.3 WorldCom shall have the right to terminate this Agreement upon thirty (30) days written notice in the event of the following:

               6.3.1 The proposed merger between WorldCom and Intermedia is not fully approved and completed on or before December 31, 2001;



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               6.3.2 The transfer of a majority ownership or voting interest in
                    Digex to an entity that WorldCom considers a competitor of WorldCom in any respect;

               6.3.3 The Parties are unable to reach final agreement on the proposed Digex/WorldCom Funding Agreement on or before the later of 30 days after the date on which WorldCom provides to Digex a complete draft of the proposed Funding Agreement or March 31, 2001;

               6.3.4 The proposed settlement envisioned by the Memorandum of
                    Understanding dated February 15, 2001 regarding the In re:
                    Digex, Inc. Shareholder Litigation, Consolidated Civil Action No. 18336 NC, pending in the Court of Chancery in the State of Delaware, does not become final and non-appealable on or before December 31, 2001;

               6.3.5 Digex's insolvency, apparent inability to pay debts as they become due, filing of bankruptcy or general assignment for the benefit of creditors;

          6.4 Digex shall have the right to terminate this Agreement upon thirty (30) days written notice in the event of the following:

               6.4.1 The proposed merger between WorldCom and Intermedia is not fully approved and completed on or before December 31, 2001;

               6.4.2 The Parties are unable to reach final agreement on the proposed Digex/WorldCom Funding Agreement on or before the later of 30 days after the date on which WorldCom provides to Digex a complete draft of the proposed Funding Agreement or March 31, 2001;

               6.4.3 The proposed settlement envisioned by the Memorandum of
                    Understanding dated February 15, 2001 regarding the In re:
                    Digex, Inc. Shareholder Litigation, Consolidated Civil Action No. 18336 NC, pending in the Court of Chancery in the State of Delaware, does not become final and non-appealable on or before December 31, 2001

               6.4.3 WorldCom's insolvency, apparent inability to pay debts as they become due, filing of bankruptcy or general assignment for the benefit of creditors;

     7. Term for Space. Space in a given Facility shall be subject to an initial minimum term of six months from the date such space is made available to Digex. Thereafter, use of such Space may be terminated by Digex upon 60 days' advance written notice. In the event Digex terminates its use of Space during the initial six-



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          month term for reasons other than WorldCom breach, Digex shall pay
          WorldCom an amount equal to the total fees due for such Space for the balance of such initial term. In the event that the initial term for any Space extends beyond the termination or expiration of this Agreement, the terms and conditions of this Agreement shall continue to apply to the use of such space by Digex for the balance of the term of the space.

     8.   Transition Obligations.

          8.1 In the event of the expiration of this Agreement, or its termination for Cause by Digex in accordance with Section 6.2 then (a) the Parties shall continue to perform their respective obligations hereunder subject to the terms of this Agreement for a transition period not to exceed twelve (12) months from the date of expiration or termination of the Agreement; and (b) for twelve (12) months from the date of expiration or termination of this Agreement the Monthly Fees shall remain the same as on the Agreement's expiration or termination date, and thereafter shall be adjusted to commercial rates.

          8.2 In the event this Agreement is terminated for Cause by WorldCom in accordance with Section 6.2, and such Cause includes non-payment of undisputed items (or any non-payment not occurring as the result of a good faith dispute), (a) the Parties shall continue to perform their respective obligations hereunder subject to the terms of this Agreement for a transition period not to exceed one month from the termination date of the Agreement; and (b) the Monthly Fees in effect on the date of the Agreement's termination shall remain in effect during such transition period;

          8.3 In the event this Agreement is terminated by WorldCom for a Cause unrelated to non-payment, (a) the Parties shall continue to perform their respective obligations hereunder subject to the terms of this Agreement for a transition period not to exceed twelve (12) months from the termination date of the Agreement; and (b) effective on the termination date of this Agreement the Monthly Fees shall be adjusted to commercial rates.

          8.4 Subject to the terms and conditions set forth in Sections 8.1, 8.2, and 8.3 above, Digex shall have the option to use, but is under no obligation to continue to use, the Space in any Facility for Digex's Customer Equipment that is dedicated to Digex's direct customers or for any WorldCom channel customer that Digex is obligated to continue to provide service during any applicable transition period.

     9. Fees. Digex shall pay monthly fees for Rack Space, Additional Space (if applicable), Internet Transit Bandwidth, and any one-time fees for Cross-Connect Services (collectively the "Monthly Fees"). Monthly Fees for Space and Internet Tran-



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          sit Bandwidth in Current Facilities are set forth in Schedule 1.
          Monthly Fees are specified in US$. Monthly Fees for Space and Internet Transit Bandwidth in other Facilities shall be as mutually agreed-upon by the Parties, with the price for Rack Space based upon the cost methodology in Schedule 1, Section 2.. The Parties agree that the Monthly Fees shall be based on WorldCom's cost for such Space as described in Schedule 1, Section 2 ("Components of WorldCom Costs"). Monthly fees for space are inclusive of real estate taxes assessed upon the facility in which the Space is located. Digex's obligation to pay for Space in a Facility shall begin on the date any Customer Equipment or Infrastructure Equipment is initially installed in the Rack Space. Digex's obligation to pay for Internet Transit Bandwidth in a Facility shall begin on the date of first use of such Internet Transit Bandwidth.

     10.  Business Review of Monthly Fees.

          10.1 The Monthly Fees specified in Schedule 1 shall not be changed during the first six months of the Agreement. During each December that this Agreement remains in force, WorldCom will perform a review of the Monthly Fees applicable in a given Facility to determine whether material changes to the Components of WorldCom's Costs (as described in Schedule 1, Section 2) necessitate an adjustment to the Monthly Fee for Space in that Facility, including but not limited to a reduction in the Monthly Fee for Space in a given Facility resulting from WorldCom efficiencies that had the effect of reducing the relevant Components of WorldCom Costs for that Facility.

          10.2 WorldCom will complete the cost review required pursuant to
               Section 10.1 in December based upon cost data from that calendar year, and the Program Executive of WorldCom (as defined in the Master Channel Agreement) will inform Digex in writing of any adjustments to the Monthly Fee for Space in a given Facility. Any such adjustment shall be effective in January, the calendar month following the month in which WorldCom began its review.

          10.3 In the event Digex disputes any adjustment to the Monthly Fee made by WorldCom, at the written request of Digex made within thirty days of its receipt of WorldCom's notice of the adjustment Digex disputes, WorldCom will, within sixty (60) days from Digex written notice, conduct an analysis of the pricing at which similar services (including space and bandwidth) at the same Facility have been sold to other WorldCom customers that are not WorldCom affiliates, and effective the calendar month of the Digex request, the Monthly Fee for Space in that Facility shall be adjusted to the most favorable pricing obtained by any another WorldCom customer purchasing similar quantities of similar services in that Facility.



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     11.  WorldCom Obligations.

          11.1 WorldCom shall provide the Space, Infrastructure Equipment, Onsite Technical Support Services, Ancillary Services, and Internet Transit Bandwidth as specified in Schedule 1 in accordance with the terms and conditions of this Agreement and shall comply with the generally accepted standards and practices of the managed web hosting (if available) or the telecommunications industry (whichever is higher) of the locality in which the applicable Facility is located that are not inconsistent with the terms and conditions hereof.

          11.2 WorldCom shall perform its obligations hereunder in compliance with all governing rules, regulations, orders or laws, and shall maintain in full force and effect all required licenses, consents, certificates, permissions or authorizations necessary for the performance of its obligations hereunder.

          11.3 WorldCom shall not cause any liens of other encumbrances to be placed on any Customer Equipment or Digex Equipment, and, in the event any liens placed on such Equipment are attributable to WorldCom, then WorldCom shall discharge such liens expeditiously. If any such liens are not discharged within ten (10) days from the date of Digex's notice to remove any such lien, Digex, may, at its option, discharge said lien and shall receive a credit or otherwise off-set any costs or expenses incurred by Digex associated with such liens (including without limitation, any reasonable attorneys' fees and/or allocable costs of in-house counsel) against any amount due WorldCom hereunder.

          11.4 WorldCom shall not, by reason of this Agreement, obtain any right, title, or interest in any Customer Equipment or Digex Equipment.WorldCom agrees that no individual it authorizes to enter the Facility will have been convicted of a felony. WorldCom's employees and agents are prohibited from bringing any of the following materials into a Facility: wet cell batteries, explosives, flammable liquids or gases, alcohol, controlled substances, weapons, cameras, audio or video recording devices, and similar equipment and materials.

          11.5 WorldCom agrees to maintain the Space in an orderly manner and shall be responsible for the prompt removal from the Facility of all trash, packing material, cartons, etc. that WorldCom's employees, customers or agents brought to or had delivered to the Facility.



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          11.6 WorldCom agrees to maintain and operate its Equipment in a safe manner, and keep the Space and any portion of the Facility it accesses in good order and condition. WorldCom will take all commercially reasonable efforts to ensure that no employees, customers, agents of WorldCom will harm or allow any attempt to breach the security of the Facility, the Space, or any third party system, network, or property at the Facility or accessed by means of the Space.

          11.7 WorldCom agrees not to alter, tamper with, adjust, or repair any equipment or property not belonging to WorldCom. (except for any Infrastructure Equipment), and agrees not to erect signs or devices on the exterior of the storage cabinet or to make any construction changes or material alterations to any Space provided to Digex or the interior or external portions of the Facility without Digex's prior written consent, which shall not be unreasonably withheld.

     12.  Digex Obligations.

          12.1 Digex shall perform its obligations hereunder in accordance with the terms and conditions of this Agreement and shall comply with the generally accepted standards and practices of the telecommunications industry of the locality in which the applicable Facility is located that are not inconsistent with the terms and conditions hereof. Digex may use the Space only for the purposes of installing, maintaining, and operating the Equipment. Subject to the terms of this Agreement, WorldCom shall permit Digex to have means of access to the Space and Facilities (both physical and remote) at all times 24x7. Access to the Facility is restricted to Digex's authorized employees and agents and access by customers will only be with WorldCom prior approval. Digex will furnish to WorldCom, and keep current, a written list for each Facility identifying a maximum of nine (9) individuals authorized to obtain entry to that Facility and access the Space; provided, however, Digex will have the right to request that other employees, agents and/or customer representative be granted temporary accessto a Facility (or the Space) by providing WorldCom with advance notice of the names of those persons and the dates of the requested access, provided that such request may not be unreasonably denied by WorldCom. Digex agrees that no employee or subcontractor it authorizes to enter the Facility will have been convicted of a felony. Digex assumes responsibility for all acts or omissions of the individuals included on this list or authorized by Digex to enter the Facility. Digex's employees, customers, and agents will comply with all applicable laws and ordinances; with the generally accepted standards and practices of the telecommunications industry in that locality; and with all WorldCom or Facility security procedures, Facility rules, requirements, and safety practices. WorldCom may revoke the entry privileges of any person who fails to comply with this



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               Agreement, who is disorderly or who continues to be disorderly following notification thereof and a reasonable opportunity to cure.

          12.2 Subject to and in accordance with generally accepted managed web hosting industry standards in that locality, Digex's employees, customers, and agents shall not use any products, tools, materials, or methods that, in WorldCom's reasonable judgment, may harm, endanger, or interfere with the Facility, or the personnel or property of WorldCom, its vendors or its other customers. WorldCom reserves the right to take any reasonable action to prevent such potential harm.

          12.3 Digex shall be required to maintain the Space in an orderly manner and shall be responsible for the prompt removal from the Facility of all trash, packing material, cartons, etc. that Digex's employees, customers or agents brought to or had delivered to the Facility.

          12.4 Upon termination of this Agreement or the release of all Space within a given Facility, Digex is responsible for arranging prompt removal of its Equipment from the Facility at Digex's sole risk and expense.

          12.5 Digex will maintain and operate the Equipment in a safe manner, and keep the Space and any portion of the Facility it accesses in good order and condition. Digex will take all commercially reasonable efforts to ensure that no employees, customers, agents of Digex will harm or allow any attempt to breach the security of the Facility, the Space, or any third party system, network, or property at the Facility or accessed by means of the Space.

          12.6 Digex agrees to use the common areas of the Facility for the purposes for which they are intended and abide by any rules governing such common areas. Such rules include, but are not limited to, a prohibition against smoking in the Facility.

          12.7 Digex's employees and agents are prohibited from bringing any of the following materials into the Facility: wet cell batteries, explosives, flammable liquids or gases, alcohol, controlled substances, weapons, cameras, audio or video recording devices, and similar equipment and materials.

          12.8 Digex agrees not to alter, tamper with, adjust, or repair any equipment or property not belonging to Digex (except for any Infrastructure Equipment), and agrees not to erect signs or devices on the exterior of the storage cabinet or to make any construction changes or material alterations to the Space or the interior or external portions of the Facility without WorldCom's prior written consent.



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     13.  Lease Obligations. For Facilities leased by WorldCom or any of its affiliates, WorldCom shall provide written notice immediately upon any termination or expiration of a lease that would necessitate relocation of the Space and Equipment, provided that in the event of any termination or expiration of a lease, WorldCom may cease providing Space in a given Facility and instead provide Digex comparable Space in another Facility. In such event, the Parties shall in good faith develop a migration plan to move Equipment to the new Space such that disruption of Digex's services to its customers is minimized. WorldCom shall reimburse Digex for any reasonable costs incurred by Digex directly in connection with any such migration plan. Notwithstanding the foregoing, WorldCom shall (a) not unreasonably or arbitrarily require Digex to relocate any Equipment and in the event of any such relocation the Space shall to the fullest extent possible meet or exceed the most recent mutually agreed upon specification for the Facility; and (b) at all times provide Digex with Space that affords Digex comparable environmental conditions for the Equipment and comparable accessibility to the Equipment.

     14.  Damage to Space or Facilities.

          14.1 If Space or a Facility is damaged or destroyed, WorldCom shall give prompt notice to Digex of such damage, and in emergency situations, may temporarily relocate Equipment. If the damage or destruction renders the Space or Facility wholly unsuitable for Digex's use hereunder, then either Party may elect within ten
               (10) days after such damage, to terminate this Agreement with respect to the Space or Facility, and if either Party shall so elect, by giving the other written notice of termination, both Parties shall stand released of and from further liability under the terms hereof with respect thereto.

          14.2 If the Space or Facility suffers only minor damage and is not be rendered wholly unsuitable for Digex's use, or is damaged and the option to terminate is not exercised by either Party, WorldCom shall, at its sole cost and expense, repair the particular Space or Facility to substantially the same condition it was in prior to the damage, completing the same without delay, time being of the essence. In the event that WorldCom shall fail to complete the repair within a reasonable time period or relocate the Equipment in the same manner provided in Section 13 for termination of a lease, Digex shall have the option to terminate this Agreement with respect to the affected Space

          14.3 In all cases where Space or Facilities are damaged or destroyed, Digex shall be entitled to an equitable abatement of the Monthly Fees for such Space or Facility, depending upon the unsuitability of the Space or Facility for Digex's permitted use, until such Space or Facility is fully repaired and restored and the Equipment installed therein. In all cases where Space or Facilities are damaged or destroyed, WorldCom shall (i) not unreasonably



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               or arbitrarily require Digex to relocate any Equipment; and (ii)
               at all times provide Digex with Space that affords Digex comparable environmental conditions for the Equipment and comparable accessibility to the Equipment.

     15. Service Level Requirements. The basic Service Level Agreement ("SLA") applicable to the Space in any U.S. Facility provided under this Agreement is set forth in Schedule 3. The Parties contemplate that by March 15, 2001 they will have adopted additional SLAs for U.S. Facilities including, but not limited to, the following topics:
          Response Time Guarantees and Installation Guarantees. For Facilities outside the U.S., Facility-specific SLAs covering the same topics as the U.S. SLA shall be mutually agreed upon by the Parties, reduced in writing, and attached to this Agreement. The SLA sets forth Digex's sole remedies for any claim relating to the availability or use of the Space, including any failure to meet any guarantee set forth in the SLA. All SLA calculations and determinations will be based on WorldCom and Digex records and data that are maintained in the regular course of business. In the event of a difference between Digex and WorldCom records on a particular measured issue, the WorldCom records shall prevail, unless such records and data are demonstrated to be in error] Notwithstanding anything to the contrary, the maximum amount of credit in any calendar month under the SLA shall not exceed the Monthly Fee which, absent the credit, would have been charged for the affected Space in the applicable Facility that month.

     16. Responsibility for Digex Customer Content. Digex and its customers, and not WorldCom, have sole and exclusive control over the software applications and content residing on Equipment in the Space provided to Digex ("Digex Customer Content"). WorldCom acknowledges and agrees that this Digex Customer Content may include certain Digex proprietary software used in the provision of managed hosting services and that such software may constitute Digex Confidential Information governed by the terms of Schedule 4, Section 7 ("Confidentiality"). Digex acknowledges and WorldCom agrees that in the performance of its obligations hereunder WorldCom is not providing, either directly or indirectly, and will not seek access to the Digex Customer Content that would allow WorldCom to exercise any ownership of or control over the Digex Customer Content. Digex shall promptly and thoroughly respond to any notices, complaints, or demands forwarded to Digex by WorldCom, including, but not limited to notices that the Digex Customer Content violates the Digital Millennium Copyright Act (the "DMCA") or any other law, regulation, or private right.

     17. No Estate Or Property Interest. Digex acknowledges that it has been granted only a license to occupy certain designated portions of the Facilities and that it has not been granted any real property interests in the Space or any Facility. Payments by Digex under this Agreement do not create or vest in Digex (or in any other person) any leasehold estate, easement, ownership interest, or other property right or



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          interest of any nature in any part of the Facility. The Parties intend that Equipment, whether or not physically affixed to the Facility, shall not be construed to be fixtures.

     18. Additional Terms and Conditions. Addition terms and conditions that apply under this Agreement are set forth in Schedule 4.

     19. Integration/No Oral Modification Clause. This Agreement, including all Schedules hereto, sets forth the entire agreement between WorldCom and Digex with respect to the subject matter herein and supersedes all previous and contemporaneous written and oral representations, understandings or agreements related to the subject matter herein. This Agreement may not be modified except in a writing signed by authorized representatives of both Parties.



         AGREED AND ACCEPTED FOR AND ON BEHALF OF DIGEX


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AGREED AND ACCEPTED FOR AND ON BEHALF OF WORLDCOM


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                                   Schedule 4

                          General Terms and Conditions

20. Contractors. WorldCom affiliates or subcontractors may perform some or all of WorldCom's duties and/or obligations under the Agreement, though this shall not relieve WorldCom of its performance obligations. At Digex's request WorldCom will identify the specific functions then-performed by subcontractors in a given Facility.

21. Indemnification. WorldCom and Digex agree to defend, indemnify and hold each other harmless from and against any third party claims, suits, damages and expenses asserted against or incurred by one Party arising out of bodily injury, death, or damage to real or tangible personal property caused by the negligent act or omission of the other Party.

22.  CONSEQUENTIAL DAMAGE WAIVER AND LIMITATION OF LIABILITY.

     3.1 Neither Party nor any of its Affiliates will be liable to the other Party for indirect, consequential, special or punitive damages, including without limitation lost business, profits or goodwill, awarded under any theory of liability, including without limitation breach of contract, tort or statute and arising from or related to this Agreement; provided however, that until such time as the WorldCom and Intermedia merger is fully completed, the foregoing limitation shall not apply with respect to claims by one party that the other party has engaged in intentional misappropriation of the other party's Intellectual Property, or has intentionally breached the Confidentiality Provisions of Section 7 of this Schedule.

     3.1 Digex's sole remedies for WorldCom's violation of any agreed upon SLAs shall be set forth in those SLAs.

     3.2 The total liability of WorldCom and its affiliates for any single claim or cause of action arising from a single Facility (including but not limited to breach of contract, statutory, negligence, and other torts) will be limited to the lesser of: (a) direct damages proved by Digex in connection with the claims; or (b) the total amount of Monthly Fees paid to WorldCom by Digex for the entire Rack Space and Internet Transit Bandwidth in the Facility in the three (3) calendar months preceding the date the claim or cause of action arose.

     3.3 The total aggregate liability of WorldCom and its affiliates for all claims or causes of action arising out of or relating to this Agreement shall not exceed



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          the lesser of (a) $10,000,000.00 or (b) the direct damages proved by
          Digex in connection with the claims.

     3.4 The total liability of Digex and its affiliates for any single claim or cause of action arising from a single Facility (including but not limited to breach of contract, statutory, negligence, and other torts) will be limited to the lesser of: (a) direct damages proved by WorldCom in connection with the claims; or (b) the total amount of Monthly Fees paid to WorldCom by Digex claim for the entire Rack Space and Internet Transit Bandwidth in the Facility in the three (3) calendar months preceding the date of the in which the claim or cause of action arose.

     3.5 The total aggregate liability of Digex and its affiliates for all claims or causes of action arising out of or relating to this Agreement shall not exceed the lesser of (a) $10,000,000.00 or (b) the direct damages proven by WorldCom in connection with the claims.

     3.6 Notwithstanding the foregoing, Digex's payment obligations hereunder shall not be subject to the limitations of liability under Section 3.5 and 3.6. Notwithstanding any other provision in this Agreement to the contrary, the liability of the Parties and their affiliates will not be limited for or by (a) bodily injury or death caused by such Party's or its affiliates' negligence or willful misconduct; (b) loss or damage to real or tangible personal property caused by such Party's or its affiliates negligence or willful misconduct; (c) such Party's of its affiliates' indemnity obligations under Section 2 of this Schedule.

4 NO WARRANTY. Except as set forth in any applicable SLAs, WorldCom expressly disclaims any and all other warranties, written or oral, statutory or contractual, express or implied, including without limitation, the warranty of merchantability, infringement, completeness, quality or fitness for a particular purpose or use relating to subject matter of this Agreement.

5 Force Majeure. Other than as expressly set forth in this Agreement, neither Party shall be liable under this Agreement for delays, failures to perform, damages, losses or destruction, or malfunction of any equipment, or any consequence thereof, caused by, or due to any cause beyond its reasonable control, including, but not limited to, fire, earthquake, flood, water, the elements, acts of God, third party labor disputes, utility curtailments, cable cuts, failure caused by telecommunications or other Internet provider(s), power failures, explosions, civil disturbances, vandalism, governmental ac-



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     tions, shortages of equipment or supplies, or any other force or occurrence beyond its reasonable control.

6 Notice. Each notice required or permitted under this Agreement shall be given in writing. Such notice shall be personally delivered; sent by first class mail, postage prepaid and marked for delivery by certified or registered mail, return receipt requested; sent by nationally recognized overnight courier; or sent by facsimile; in each case, addressed to the Parties listed below at their respective places of business, or at such other addresses of which notice has been given to the addressing Party:

         If to WorldCom:   WorldCom
                           Three Ravinia Drive
                           Atlanta, Georgia 30346
                           Attn: Vice President - E-Business Development
         w/ copy to:       WorldCom
                           1133 19th Street. NW
                           Washington, DC 20036
                           Attn: Vice President- Business Transactions
                             Law and Public Policy
         If to Digex:      Digex
                           6900 Muirkirk Meadows Drive
                           Beltsville, Maryland 20705
                           Attn: Senior Vice President - Business Operations
         w/ copy to:       Digex
                           6900 Muirkirk Meadows Drive
                           Beltsville, Maryland 20705
                           Attn: General Counsel

     Such notice shall be deemed delivered upon personal delivery; five days after deposit in the U.S. mail, one day after deposit with a nationally recognized overnight courier, and upon actual confirmation of receipt of a facsimile.

7 Confidentiality. Each Party shall protect as confidential, and shall not disclose to any third party, any and all Confidential Information received from the disclosing Party, or such Party's customers, or otherwise discovered by the receiving Party during the term of this Agreement. Confidential Information shall include, but not be limited to, the pricing and terms of this Agreement, and all information relating to the disclosing Party's or such Party's customers' technology, research, development, business affairs, and marketing or sales plans (collectively the "Confidential Information"). The Parties agree that a Party's Intellectual Property (as defined in the Master Channel Agreement) shall be deemed to be that Party's Confidential Information. The Parties shall use



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     Confidential Information only for the purposes set forth in this Agreement.
     The foregoing restrictions on use and disclosure of Confidential
     Information do not apply to information that: (i) is in the possession of the receiving Party at the time of its disclosure and is not otherwise subject to obligations of confidentiality; (ii) is, or becomes publicly known, through no wrongful act or omission of the receiving Party; (iii) is received without restriction from a third party free to disclose it without obligation to the disclosing Party; (iv) is developed independently by the receiving Party without reference to the Confidential Information, or (v) is required to be disclosed by law, regulation, or court or governmental order. Each Party acknowledges that breach of this provision by it would result in irreparable harm to the other Party, for which money damages would be an insufficient remedy, and therefore that the other Party shall be entitled to seek injunctive relief to enforce the provisions of this
     Section 7.

8 Payment. No later than the tenth (10th) day of each calendar month, WorldCom will provide Digex with a detailed monthly billing file in a mutually agreed upon format for Digex payment purposes. WorldCom will send Digex a single, consolidated, monthly invoice for all billing under the Agreement, with all charges invoiced in U.S. Dollars. Digex will pay all undisputed charges contained in the WorldCom invoice within thirty (30) days after receipt of invoice ("Due Date"). Digex may withhold payment of charges disputed in good faith, provided that Digex documents the reasons for the dispute, and provided that the Parties utilize commercially reasonable efforts to resolve the dispute according to the escalation procedures set forth in Section 9 of this Schedule. In the event that Digex withholds payment due to an invoice dispute with its customer, Digex will only withhold from WorldCom amounts that are no greater than those reasonably related to WorldCom's alleged non-performance. Digex shall provide written notice of any dispute within 30 days of the Due Date. In the event Digex does not provide notice of dispute within this period, the invoice will be deemed correct. Any invoice not properly disputed pursuant to the provisions of this Section that remains unpaid after the Due Date will bear late payment fees at the lower of one and one-half percent (1-1/2%) per month or the highest rate legally permissible, until paid.

9 Dispute Resolution. In the event of a dispute under this Agreement, the Parties agree to first escalate resolution of that dispute within their respective organizations in a good faith attempt to resolve the matter. The Parties will use commercially reasonable efforts to resolve any disputes without resort to litigation, and agree to pursue the following dispute resolution process to resolve any and all forms of disputes:

     9.1 All disputes will be identified in writing and sent to the appropriate executive and legal contacts set forth in the notice provisions.



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     9.2  If the dispute is not resolved within ten (10) days after receipt, the dispute will be escalated to the VP level.

     9.3 If the dispute is not resolved within ten (10) days after secondary escalation, the dispute will be escalated to the Presidential level.

     9.4 If the dispute not resolved within ten (10) days after Presidential escalation, the dispute shall be submitted for binding arbitration pursuant to the commercial rules and procedures of the American Arbitration Association for resolution.

     9.5  Parties can extend dispute resolution periods by written agreement.

     9.6 In the event that this Agreement requires the Parties to reach a mutual agreement before undertaking any performance of any obligations under this Agreement and the Parties are unable to agree, it will be treated as a dispute subject to this Section 9.

10 Data Protection. By entering into this Agreement, Digex acknowledges that information regarding Digex, its employees, customers, or any user of the Space or Internet Transit Bandwidth provided to or otherwise obtained by WorldCom in connection with this Agreement ("Data") may be processed by:
     (i) WorldCom, WorldCom affiliates, and WorldCom agents both within and outside Europe and outside the country(ies) where Data are obtained in connection with processing Digex's order, and the delivery, installation, support, and maintenance of the services; and (ii) WorldCom and WorldCom affiliates to incorporate Data into global database(s) of all WorldCom and WorldCom affiliate customer information, accessible from any part of the world via web technology (or such other appropriate technology) to assist WorldCom and WorldCom affiliates in providing better or complementary or ancillary products and services to their customers. From and after the Effective Date, Digex agrees to obtain informed and express consent to the processing of Data as set forth herein from its employees, customers, and any users of the Space.

11   Intellectual Property.

     11.1 Digex shall have no ownership interest in any WorldCom Intellectual Property (as defined in the Master Channel Agreement) obtained by Digex in connection with its performance of this Agreement. As between the Parties, WorldCom shall own all such Intellectual Property and any Intellectual Property obtained by Digex for the purpose of performance of Digex's obligations under this Agreement can solely be used for the express purposes set forth herein.



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     11.2 WorldCom shall have no ownership interest in any Digex Intellectual
          Property (as defined in the Master Channel Agreement) obtained by WorldCom in connection with its performance of this Agreement. As between the Parties, Digex shall own all such Intellectual Property and any Intellectual Property obtained by WorldCom for the purpose of performance of WorldCom's obligations under this Agreement can solely be used for the express purposes set forth herein.

     11.3 Neither Party shall, and shall not permit others to, modify or decompile any Intellectual Property of the other Party, make derivative works thereof, or transfer, assign or sublicense any such Intellectual Property to any third party, except to the extent of the express purposes set forth herein. On or following any termination or expiration of this Agreement (and following any transition period), each Party shall immediately cease all use of the other Party's Intellectual Property and shall not retain any copies thereof (in any media or format).

12 Choice of Law; No Waiver. This Agreement will be subject to and governed by the substantive laws of the State of New York, without regard to that state's conflicts of law principles. The venue for resolution of any dispute that is not resolved by the parties in accordance with this Agreement will be the state or federal court sitting in New York, New York. No failure on the part of either Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by law.

13 Assignment. This Agreement, or any interest herein, will not be assigned, in whole or in part, by either Party without the prior written consent of the other Party, which will not be unreasonably withheld. Notwithstanding the forgoing, WorldCom may assign this Agreement to an affiliate.

14 Successors. This Agreement shall inure to the benefit of and be binding on the Parties and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns.

15 Bandwidth. The following provisions of the Bandwidth Agreement shall apply to the Internet Transit Bandwidth provided hereunder: Section 1.C ("Network Applications Fees"), Section 9, Section 11, and Section 12. For purposes of this Section any reference to "UUNET" in the Bandwidth Agreement shall be deemed a reference to WorldCom.



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16   No Oral Modification. Nothing in this Agreement, or in the course of dealing between the Parties pursuant to this Agreement, shall be deemed to create between the Parties (including their respective directors, officers, employees and agents) a partnership, joint venture, association, employment relationship or any other relationship, other than that of independent contractors with respect to each other. Neither Party shall have the authority to commit or legally bind the other Party in any manner whatsoever, including but not limited to, the acceptance or making of any agreement, representation or warranty. 17 No Third Party Beneficiaries. This Agreement inures to the benefit of WorldCom and Digex only and no third party shall have any rights hereunder.

18 Severability. If any provision of this Agreement is held invalid or unenforceable, such provision shall be deemed deleted from this Agreement and shall be replaced by a valid and enforceable provision which so far as possible achieves the same objectives as the severed provision was intended to achieve, and the remaining provisions of this Agreement shall continue in full force and effect.

19 Headings. The section headings used herein are for reference and convenience only and shall not enter into the interpretation hereof.













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